Exhibit 99.1

VALENCE TECHNOLOGY, INC.


                  VALENCE TECHNOLOGY ANNOUNCES RELEASE DATE FOR
                  SECOND FISCAL QUARTER 2006 FINANCIAL RESULTS

                 CONFIRMS PREVIOUSLY ANNOUNCED REVENUE GUIDANCE

AUSTIN, TEXAS - OCTOBER 26, 2005 - Valence Technology Inc. (Nasdaq: VLNC), developer of Saphion(R) technology, the industry's first commercially available, safe, large-format, Lithium-ion rechargeable battery technology, announced that it will release its second fiscal quarter 2006 results on Tuesday, November 8, 2005. On this date, the company will conduct a conference call at 5:00 P.M. EDT (2:00 P.M. PDT) to discuss the financial results for the quarter ending September 30, 2005.

The broadcast will be hosted on the company's web site: www.valence.com. Participants should allow approximately 15 minutes prior to the call's start time to visit the site and download any streaming media software needed to listen to the internet broadcast. The company will make an online archive of the broadcast and it will remain available on the Valence Technology web site for 30 days following the live call.

Valence Technology today also confirmed its previously announced revenue guidance of $4.5 million to $5.5 million for the second fiscal quarter 2006. The company confirms this guidance for all investors in adherence with Regulation Fair Disclosure as issued by the United States Securities Exchange Commission
(SEC). The company encourages all current and potential investors to review the disclosure regarding forward-looking statements in this press release as well as in its financial documents filed with the SEC.

ABOUT VALENCE TECHNOLOGY INC.
Valence Technology develops and markets battery systems using Saphion(R) technology, the industry's first commercially available, safe, large-format Lithium-ion rechargeable battery technology. Valence Technology holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Las Vegas, Nevada, and Suzhou and Shanghai, China. Valence is traded on the Nasdaq Capital Market under the symbol VLNC and can be found on the internet at www.valence.com.

FORWARD-LOOKING STATEMENT
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our revenue guidance for the second quarter of fiscal 2006. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of the company's limited financial resources on its ability to execute on its business plan and the need to raise additional debt or equity financing to execute on that plan; the


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company's uninterrupted history of quarterly losses; the company's ability to service its debt, which is substantial in relationship to its assets and equity values; the pledge of all of the company's assets as security for its existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of the company's relationship with a few existing customers, which account for a substantial portion of its current and expected sales in the upcoming year; the level and pace of expansion of the company's manufacturing capabilities; the level of direct costs and the company's ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of the company's selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our ability to achieve the company's intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in the company's periodic reports filed with the Securities and Exchange Commission, including jts Report on Form 10-K for the year ended March 31, 2005 and Report on Form 10-Q for the quarter ended June 30, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.



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MEDIA CONTACT:                    INVESTOR CONTACT:                READER CONTACT:
Lois Paul Partners, LLC           Valence Technology, Inc.         Valence Technology, Inc.
Daphne Kent                       investor@valence.com             info@valence.com
daphne_kent@lpp.com               (001) 512-527-2921               888-VALENCE or (001) 512-527-2900
(001) 512-638-5305


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